UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

______________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 16, 2007

333-124460
(Commission File Number)

______________________________

INTELLIGENTIAS, INC.
(Exact name of registrant as specified in its charter)

        Nevada                                              20-1703887
        (State of Incorporation)                                            (IRS Employer
                                Identification Number)

303 Twin Dolphin Dr., 6th Floor, Redwood City, California 94065
(Address of registrant’s principal executive office)

(650) 888-2083
(Registrant’s telephone number)
______________________________

Merchandise Creations, Inc.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
❒ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
❒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
❒ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
❒ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

On March 15, 2007, the by-laws of the Registrant were amended in order to increase the number of directors authorized to serve on the Registrant’s board of directors from three directors to seven directors.

On March 16, 2007, the following directors were appointed to fill vacancies in the Board of Directors:

Luigi Caramico is the President of the Registrant. From 2003 to 2006, Mr. Caramico was the President, CEO and Cofounder of SysteamUS, Inc. the holding company of Systeam Italy SpA. From 1998 to 2003 he was Chief Technical Officer and Board Member of Systeam SpA. Mr. Caramico has expertise in advertising systems, DVD technologies, broadband and digital video processing. Mr. Caramico successfully patented a VOD video server and a DVD archiving system. In 1995 Mr. Caramico joined Stream SpA, a leading Italian pay-tv company. There he was responsible for a joint project with Microsoft for the localization and implementation of the Microsoft Interactive TV Platform (MiTV) working out of the Redmond (WA) Microsoft Campus. In 1984, he was co-founder partner and technical director of Studio Sistemi Grafici srl, a computer graphics company that created onscreen highlights and statistics for the Sunday afternoon soccer games, and other programs for the Italian Broadcasting Company’s. (RAI1, La7 formerly Tele Montecarlo). He was born in 1965 and he is member of IEEE and New York Academy of Sciences.

Mario Mené is the Chief Technical Officer of the Registrant. From 2001 to 2002 Mr. Mené was technology advisor for Acantho SpA one of the leading IPTV broadband network operators in Italy, where he co-created its Business and Operations Plan. From 1999 to 2000, he was Chief Technology Officer and Board Member of SysteamUS Inc. In 1999 Mario was DVB area manager in Systeam, for the design and integration of Digital Television Systems. He coordinated Systeam’s participation at the European pool for the delivery of DVD authoring systems to VideoCentro, an Italian based company. He designed the satellite platform for the delivery of Digital Television services for Stream, the second largest Italian pay-tv operator. Additionally Mario participated in the creation of the Conditional Access System for Digital Television coordinating the Systeam workgroup in Irdeto/Mindport (Netherlands). Mr. Menè was born in 1965 and obtained a degree cum laude in Electronic Engineering from the University of Rome “La Sapienza”. He was Research Assistant at University of Adelaide, Australia and ENEA, the Italian National Agency for New Technologies, Energy and Environment.

On April 2, 2007, the following director was appointed to fill vacancies in the Board of Directors:

Royston Hoggarth has gained experience from senior management positions in several telecom, wireless and technology services companies, including as chief operating officer of Cable & Wireless PLC, one of the world’s leading international communications companies and of Logica PLC, an IT software intergration company. From 1985 to 1996, Mr. Hoggarth held various senior positions at IBM. Currently, Mr. Hoggarth serves as Managing Director of Strategic Capital Ltd, an investment banking firm focusing on telecom and IT services. He also serves as chairman of the board of directors of IPSL Ltd, a joint venture between HSBC, LloydsTSB, Barclays and Unisys providing payment processing services and of ANT PLC, a leading provider of embedded software for Internet Protocol Television. Mr. Hoggarth is also venture partner of Wellington Partners Venture Capital based in Munich.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

            INTELLIGENTIAS, INC.

            By: Ian W. Rice
            Name: Ian W. Rice
            Title:   Chief Executive Officer

Date: April 11, 2007